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                                     $110,000,000

                                  ASTOR CORPORATION

                      10 1/2% Senior Subordinated Notes due 2006


                                  PURCHASE AGREEMENT










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                                                      October 2, 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Astor Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several initial purchasers named above (the "Initial Purchasers") $110,000,000 aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2006 (the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture to be dated as of October 8, 1996 (the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").

         The Notes will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Initial Purchasers have advised the Company that they will make an offering of the Notes purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum (each as defined below) as soon as practicable after the date hereof as in their judgment is advisable.

         It is understood that: (i) Adco Technologies, Inc. ("ADCO"), the Company and AAC Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition Company"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 12, 1996 pursuant to which Acquisition Company will be merged with and into ADCO (the "Merger") and ADCO will become a wholly-owned subsidiary of the Company, (ii) concurrent with the closing hereunder, (A) ADCO Products, Inc., a subsidiary of ADCO, will be merged with and into ADCO and ADCO will be merged with and into the Company, (B) the Company has entered into, and will borrow under, the Senior Bank Facility (as defined herein) to finance a portion of the


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merger consideration and to repay certain existing indebtedness of subsidiaries of the Company.

         In connection with the sale of the Notes, the Company has prepared a preliminary Offering Memorandum dated September 20, 1996 (the "Preliminary Offering Memorandum") and will prepare a final Offering Memorandum (the "Final Offering Memorandum" and, with the Preliminary Offering Memorandum, each an "Offering Memorandum") setting forth or including a description of the terms of the Notes, the Guarantee (as defined below), the ADCO Acquisition (as defined in the Final Offering Memorandum), the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

         The Company's payment obligations under the Notes will be guaranteed (the "Guarantee") by Astor Holdings II, Inc. (the "Guarantor").

         The Astor Parties (as defined below) and the Initial Purchasers will enter into a Registration Rights Agreement (the "Registration Rights Agreement") concurrently with the issuance of the Notes. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the Astor Parties will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement on form S-1 or S-4 (the "Exchange Offer Registration Statement") relating to an offer (the "Exchange Offer") to the holders of Notes to exchange their Notes for an issue of notes (the "New Notes") registered under the Securities Act and otherwise identical in all material respects to the Notes or, alternatively, (ii) in the event that applicable interpretations of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Notes to participate in the Exchange Offer, a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

         This Agreement, the Indenture, the Notes, the Guarantee and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents". The Company and Astor Holdings II, Inc. are hereinafter referred to collectively as the "Astor Parties".

         1. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Purchase Agreement (this "Agreement"), and subject to its terms and conditions, the Company agrees to issue and sell, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto, at 99.5% of the principal amount thereof (the "Purchase Price").


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         2.   DELIVERY AND PAYMENT.  Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on October 8, 1996 (the "Closing Date") in immediately available funds and at such place as the Initial Purchasers shall designate. Certificates for the Notes shall be registered in such names and issued in such denominations as the Initial Purchasers shall request in writing not later than two business days prior to the Closing Date. Such certificates shall be made available to the Initial Purchasers for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates evidencing the Notes shall be delivered to the Initial Purchasers on the Closing Date with any transfer taxes thereon duly paid by the Company, against payment of the Purchase Price therefor in same day funds to the order of the Company or as the Company may direct. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between the Initial Purchasers and the Company.

         3. AGREEMENTS OF THE ASTOR PARTIES. Each of the Astor Parties hereby agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by them, to confirm such advice in writing of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Final Offering Memorandum untrue or which requires the making of any additions to or changes in such Offering Memorandum in order to make such statement not misleading.

         (b) To furnish to the Initial Purchasers during the period referred to in paragraph (d) below as many copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements and amendments thereto as they may reasonably request.

         (c) Not to make any amendment or supplement to either Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object and to prepare, promptly upon their reasonable request, any amendment or supplement to either Offering Memorandum which may be necessary or advisable in connection with the offering of the Notes by the Initial Purchasers.

         (d) If, during the period after the first date of the offering of the Notes and prior to the completion of the sale thereof (the "Offering Period"), any event shall occur as a result of which, in the opinion of counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such Offering Memorandum to comply with any law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements in such


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Memorandum, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with law, and to furnish to the Initial Purchasers and to such dealers as the Initial Purchasers shall specify such number of copies thereof as the Initial Purchasers or such dealers may reasonably request.

         (e) Prior to any offering of the Notes, to cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Notes for offer and sale by the Initial Purchasers and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request, to continue such qualification in effect so long as required for distribution of the Notes and to file such consents to service of process (except general consents to service of process) or other documents as may be necessary in order to effect such registration or qualification.

         (f) So long as any Notes are outstanding, to deliver without charge to the holders thereof, promptly upon their becoming available, copies of (i) all reports or other publicly available information of the Guarantor, the Company or its subsidiaries that the Guarantor, the Company or its subsidiaries shall mail or otherwise make available to their security holders, (ii) all reports, financial statements and proxy information statements filed by the Guarantor, the Company or its subsidiaries with the Commission or any national securities exchange and (iii) such other publicly available information concerning the Guarantor, the Company or its subsidiaries, including without limitation, press releases, as the holders thereof may reasonably request.

         (g) To use the proceeds from the sale of the Notes in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

         (h) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution of each Offering Memorandum, Exchange Offer, Registration Statement and any Shelf Registration Statement (including financial statements and all amendments and supplements prior to or during the period specified in paragraph (d), but not including fees and disbursements of counsel to the Initial Purchasers), (ii) the registration or qualification of the Notes and the New Notes for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of counsel for the Initial Purchasers relating to such registration or qualification and memoranda relating thereto), (iii) furnishing such copies of the Offering Memorandum and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Notes by the Initial Purchasers or by dealers to whom Notes may be sold,
(iv) any fees charged by rating agencies for the rating of the Notes and the New Notes, (v) the fees and expenses, if any, incurred in connection with the designation of the Notes for trading in the PORTAL market and the deposit of the global Notes with Depository Trust Company, (vi) any stamp or transfer taxes payable in connection with the sale of the Notes to the Initial


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Purchasers, (vii) the issuance, transfer and delivery by the Company of the
Notes and the New Notes (including, without limitation, the fees of the Company's transfer agent and the registrar, the cost of its personnel and other internal costs, the costs of printing and engraving the certificates representing the Notes and any stock and securities transfer taxes payable thereon), (viii) the reasonable fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of officers of the Company (provided that the costs of car services and charter aircraft during the "road show" will be paid equally by the Company and the Initial Purchasers and the cost of conference rooms and other meeting places used on the "road show" to make investor presentations will be paid by the Initial Purchasers) and (x) the performance by each Astor Party and its subsidiaries of their obligations under this Agreement; PROVIDED that, except as otherwise provided in this Section 3(h) and Section 6, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel.

         (i) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

         (j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business) without the prior written consent of the Initial Purchasers.

         (k) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate, and not to permit its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act, "Affiliates") to sell, offer for sale or solicit offers to buy or otherwise negotiate, directly or through any agent, in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act and to take all action that is appropriate to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby.

         (l) Except pursuant to the Exchange Offer or a Shelf Registration Statement, not to solicit any offer to buy or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) in any manner involving a public offering within the


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meaning of Section 4 (2) of the Securities Act, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (m) Not to engage, or permit any person acting on behalf of either Astor Party to engage, in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Notes, and to comply, and cause each such person so acting to comply, with the offering restrictions requirement of Regulation S.

         (n) So long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

         (o) Not to, and not to permit any of its affiliates (as defined in Rule 144(a)(1)) to, (i) purchase any of the Notes unless such Notes are held in the form of a Certificated Note (as defined in the Final Offering Memorandum) and (ii) resell any of the Notes, except as permitted by the Indenture.

         4.   OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

         Each Initial Purchaser, as to itself, represents and warrants that:

         (a) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB");

         (b) it will not solicit offers for, or offer to sell, Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

         (c) it will solicit offers for Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (i) in the case of offers inside the United States, (A) QIBs or (B) other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Offering Memorandum and (ii) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States


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acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act who, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption "Notice to Investors";

         (d) it understands that no action has been or will be taken in any jurisdiction by the Astor Parties that would permit a public offering of the Notes, or possession or distribution of either Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

         (e) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Offering Memorandum or any such other material, in all cases at its own expense;

         (f) it understands that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

         (g) it has not offered the Notes and will not offer and sell the Notes (i) as part of the distribution at any time and (ii) otherwise until 40 days after the later of the date hereof and the Closing Date, except in accordance with Rule 903 of Regulation S or as otherwise permitted in paragraph
(a) above; and neither it, nor its Affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes; and it, its Affiliates and any such other persons have complied and will comply with the offering restrictions requirement of Regulation S;

         (h) it has (i) not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 ("Regulations"); (ii) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the U.K.; and (iii) only issued or passed on and will only issue or pass on to any person in the U.K. any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services


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Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

         (i) it understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

         (j) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Terms used in this Section 4 have the meanings given to them by Regulation S.

         5. REPRESENTATIONS AND WARRANTIES OF THE ASTOR PARTIES. The Astor Parties jointly and severally represent and warrant to the Initial Purchasers that:

         (a) The Final Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was, on the date of its issuance, and is, at the date hereof, accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Offering Memorandum (as amended or supplemented as necessary) will be, as of the Closing Date, accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, existing at the Closing Date, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by such Initial Purchasers expressly for use therein.


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         (b)  The Preliminary Offering Memorandum was, on the date of its issuance, accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information relating to the Initial Purchasers furnished to the Company in writing by such Initial Purchasers expressly for use therein.

         (c) Each Astor Party and each of its subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in each Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Astor Parties and their subsidiaries, taken as a whole.

         (d) Each Astor Party has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents and, in the case of the Company, to issue, sell and deliver the Notes to the Initial Purchasers as provided herein and, in the case of the Guarantor, to guarantee the Notes.

         (e) Except for (i) the shares of voting preferred stock of ABI Acquisition 1 plc ("ABI 1") which are owned by the Guarantor and (ii) one share of common stock in each of the ABI 1 and ABI Acquisition 2 plc ("ABI 2") owned by Richard K. Roeder, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except the lien of the UBS Credit Facility (as defined in the Final Offering Memorandum) immediately prior to its termination on the Closing Date and the lien of the Senior Secured Credit Agreement (the "Senior Bank Facility") to be dated as of October 8, 1996 among the Company, the lenders party thereto and The Chase Manhattan Bank, as agent for the lenders, upon execution and delivery thereof.

         (f) The execution, delivery and performance of each Operative Document and compliance by each Astor Party which is a party thereto with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of


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any court, regulatory body, administrative agency or other governmental body
(except (i) such as have been obtained, (ii) such as may be required under the securities or Blue Sky laws of various states and (iii) such as may be required under federal securities laws in connection with the Exchange Offer or the Shelf Registration Statement) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any Astor Party or any of its subsidiaries or any agreement, indenture or other instrument to which an Astor Party or any of its subsidiaries is a party or by which an Astor Party or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to an Astor Party, any of its subsidiaries or their respective property.

         (g) This Agreement has been duly authorized, executed and delivered by each Astor Party and (assuming the due execution and delivery thereof by the Initial Purchasers) is the valid and legally binding agreement of such Astor Party, enforceable against such Astor Party in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability.

         (h) The Indenture has been duly authorized by each Astor Party and, when duly executed and delivered by each Astor Party (assuming the due execution and delivery thereof by the Trustee), will be the valid and legally binding obligation of such Astor Party, enforceable against such Astor Party in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability. When executed and delivered, the Indenture will conform in all material respects to the description thereof in each Offering Memorandum.

         (i) The Notes and the Guarantees to be endorsed thereon have been duly authorized by the Company and the Guarantor, respectively. When the Notes are duly executed and authenticated in accordance with the terms of the Indenture, the Guarantees endorsed on the Notes have been duly executed by the Guarantor and the Notes have been delivered against payment therefor in accordance with the terms hereof, the Notes and the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability. When issued, authenticated and delivered, the Notes will conform in all material respects to the description thereof in each Offering Memorandum.

         (j) The New Notes and the Guarantees to be endorsed thereon have been duly authorized by the Company and the Guarantor, respectively. When the New


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 Notes are duly executed and delivered and authenticated in accordance with the terms of the Indenture, the Guarantees endorsed on the New Notes have been duly executed and delivered by the Guarantor and the New Notes have been exchanged for the Notes in the manner contemplated by the Registration Rights Agreement and the Indenture, the New Notes and the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability.

         (l) The Senior Bank Facility has been duly authorized by the Company, and, when executed and delivered by the Company, will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability.

         (m) The Merger Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability.

         (n) The Registration Rights Agreement has been duly and validly authorized by each Astor Party and, when duly executed and delivered by each Astor Party, will be the legally valid and binding agreement of such Astor Party, enforceable against each Astor Party in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the application of equitable principles of general applicability. When executed and delivered, the Registration Rights Agreement will conform in all material respects to the description thereof in each Offering Memorandum.

         (o) Since the respective dates as of which information is given in each Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by such Astor Party or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to such Astor Party and its subsidiaries, (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of


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the Astor Parties and their subsidiaries, taken as a whole, except in each case as described in each Offering Memorandum and (iv) there has been no dividend or distribution of any kind declared, paid or made by either Astor Party on any class of its capital stock.

         (p) Neither Astor Party nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of such Astor Party and its subsidiaries, taken as a whole, to which either Astor Party, or any of its subsidiaries is a party or by which either Astor Party or any of its subsidiaries or their respective property is bound.

         (q) Except as set forth in each Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which either Astor Party or any of its subsidiaries is or may be a party or to which the business or property of either Astor Party or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been or may be issued that, in the case of clause (i), (ii) and
(iii) above, is required to be disclosed in the Final Offering Memorandum in order to make the statements therein not misleading and that is not so disclosed, might adversely affect either Astor Party and its subsidiaries or the property of either Astor Party or any of its subsidiaries or would interfere with or adversely affect the issuance or marketability of the Notes or in any manner draw into question the validity of any Operative Document. No contract, agreement, instrument or document of a character required to be described in the Final Offering Memorandum in order to make the statements therein not misleading is not so described.

         (r) Except as disclosed in each Offering Memorandum, neither Astor Party nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole.

         (s) Each Astor Party and each of its subsidiaries (i) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities

("permits"), including, without limitation, under any applicable Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business and (ii) has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit. Except as described in each Offering Memorandum, such permits contain no restrictions that are materially burdensome to either Astor Party or any of its subsidiaries.

         (t) The costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including without limitation any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole.

         (u) Except as otherwise set forth in each Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operations of the Astor Parties and their subsidiaries, taken as a whole, each Astor Party and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable, the lien of the UBS Credit Facility prior to its termination on the Closing Date and thereafter the Senior Bank Facility) to all property and assets described in each Offering Memorandum as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole, and the Astor Parties and their subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by such Astor Party or such subsidiary.

         (v) There is (i) no significant unfair labor practice complaint pending against either Astor Party or any of its subsidiaries or, to the best knowledge of each Astor Party, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against either Astor Party or any of its subsidiaries or, to the best knowledge of each Astor Party, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against either Astor Party or any of its subsidiaries or, to the best knowledge of either Astor Party, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of each Astor Party and its subsidiaries, taken as a whole.

         (w) Each Astor Party and its subsidiaries owns or possesses, or can acquire, or reasonably believes it can acquire, on reasonable terms, rights adequate to the present operations of the businesses now operated by it under the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by it in connection with the businesses now operated by it, except to the extent that the failure to own, possess or acquire such rights would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of either Astor Party and its subsidiaries, taken as a whole, and, neither Astor Party nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

         (x) Neither Astor Party nor any of its subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Astor Party or any of its subsidiaries to facilitate the sale or resale of the Notes.

         (y) Neither Astor Party nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (z) Each Astor Party and each of its subsidiaries maintains reasonably adequate insurance.

         (aa) The financial statements, together with related schedules and notes forming part of each Offering Memorandum (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Guarantor and its subsidiaries on the basis stated in each Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in each Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entity.

         (bb) Each Astor Party and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) The present fair salable value of the assets of each Astor Party and its subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Astor Party and its subsidiaries as they become absolute and matured. The assets of each Astor Party and its subsidiaries do not constitute unreasonably small capital to carry out their businesses as conducted or proposed to be conducted. Neither any Astor Party nor any of its subsidiaries intends to, nor does such Astor Party believe that it or its subsidiaries will, incur debts beyond its or their ability to pay such debts as they mature. Upon consummation of the Transactions (as defined in the Final Offering Memorandum) (including the issuance of the Notes), the present fair salable value of the assets of the Company and its subsidiaries will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and its subsidiaries, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company and its subsidiaries, taking into account the projected capital requirements and capital availability of the Company and its subsidiaries. No Astor Party (i) is entering into the Transactions with the intent to hinder, delay, or defraud any entity to which it is or will become indebted or (ii) will receive less than reasonably equivalent value in exchange for entering into the Transactions.

         (dd) There are no holders of securities of either Astor Party or its subsidiaries who, by reason of the execution by any of the Astor Parties of this Agreement or the consummation of the transactions contemplated hereby, have the right to request or demand that such Astor Party or any of its subsidiaries registers under the Securities Act securities held by them.

         (ee) Except as disclosed in each Offering Memorandum, other than this Agreement, there are no contracts, agreements or understandings between any Astor Party or any of its subsidiaries and any person that would give rise to a valid claim against such

Astor Party, its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase or sale of the Notes.

         (ff) None of either Astor Party, any of its subsidiaries or any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (gg) Each of Ernst & Young LLP, with respect to each Astor Party, and KPMG Peat Marwick LLP, with respect to ABI, is an "independent public accountant", as defined in the Securities Act.

         (hh) Except as would not result, singly or in the aggregate, in a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole, all tax returns required to be filed by each Astor Party and its subsidiaries in all jurisdictions have been so filed and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges, due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Neither Astor Party knows of any material proposed additional tax assessments against it or any of its subsidiaries.

         (ii) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents or the Senior Bank Facility.

         (jj) Each Astor Party and its subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

         (kk) None of any Astor Party nor any Affiliate of any Astor Party has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) the offering of which security is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) solicited any offer to buy or sell the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (ll) None of any Astor Party, its Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

         (mm) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939. The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         (nn) Neither Astor Party has taken and neither Astor Party will take, directly or indirectly, any action prohibited by Rule 10b-6 of the Securities Exchange Act of 1934, as amended.

         (oo) Except as disclosed in each Offering Memorandum, there are no business relationships or related party transactions which would be required to be disclosed by Item 404 of Regulation S-K of the Securities and Exchange Commission in a registration statement of each Astor Party becoming effective on the date hereof.

         6. INDEMNIFICATION. (a) Each Astor Party jointly and severally agrees to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls each Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Memorandum (as amended or supplemented if an Astor Party shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to the Initial Purchasers furnished in writing to the Company by any Initial Purchaser expressly for use therein or (ii) contained in or omitted from the Preliminary Offering Memorandum and (x) such untrue statement or omission was corrected in the Final Offering Memorandum, (y) a copy of the Final Offering Memorandum (as then amended or supplemented) was required by law to have been delivered by the Initial Purchaser seeking indemnification and (z) a copy of the Final Offering Memorandum (as then amended or supplemented) was not delivered by or on behalf of the Initial Purchaser to the person asserting the claim or action. The Company shall notify the Initial Purchasers promptly of the institution, threat or assertion of any claim, proceeding (including governmental or regulatory investigation) or litigation in connection with the matters addressed by this Agreement which involve any Astor Party or an Indemnified Person.

         (b) If any action is brought against any Indemnified Person, based upon either Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against any Astor Party, such Indemnified Person shall promptly notify such Astor Party in writing and such Astor Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by such Astor Party, (ii) such Astor Party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and such Astor Party and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Astor Party (in which case such Astor Party shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that such Astor Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, and that all such fees and expenses shall be reimbursed as they are incurred).

         (c) No Astor Party shall be liable for any settlement of any such action effected without its written consent, but, if settled with the written consent of such Astor Party, such Astor Party agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an Indemnified Person shall have requested the indemnifying party to reimburse the Indemnified Person for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if
(i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Person in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (d) Each Initial Purchaser agrees to indemnify and hold harmless the Company, the Guarantor, each person controlling the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective officers, directors, partners, employees, representatives and agents (the "Astor Indemnified Persons"), to the same extent as the foregoing indemnity from the Astor Parties to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser to the Company, expressly for use in either Offering Memorandum. If any action shall be brought against any Astor Indemnified Person based on either Offering Memorandum and in respect of which indemnity may be sought against any Initial Purchaser, such Initial Purchaser shall have the rights and duties given to the Astor Parties (except that if the Astor Parties shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Astor Indemnified Persons shall have the rights and duties given to the Initial Purchasers by Section 6(b) hereof.

         (e) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Astor Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Astor Parties bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth on the cover page of the Final Offering Memorandum. The relative fault of the Astor Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Astor Parties or an Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Astor Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Notes purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this subsection are several and in proportion to the respective amount of Notes purchased by each Initial Purchaser hereunder and not joint.

         (f) Each of the Astor Parties hereby designates National Registered Agents, Inc. as its authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any state or federal court in the State of New York by an Indemnified Person asserting a claim for indemnification or contribution under or pursuant to this Section. Each Astor Party accepts the jurisdiction of such court in such action and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Astor Party at the address for notices specified in Section 9 hereof.

         The indemnity and contribution agreements contained in this Section are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

         7. CONDITIONS OF SEVERAL OBLIGATIONS OF THE INITIAL PURCHASERS. The several obligations of the Initial Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of each Astor Party contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and no certificate, opinion, written statement or letter furnished pursuant to this
Section 7 to the Initial Purchasers or to their counsel shall contain any misstatement or omission . The Astor Parties shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (c) (i) Since the date of the latest balance sheet included in the Preliminary Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole,(ii) since the date of the latest balance sheet included in the Preliminary Offering Memorandum there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of either Astor Party and its subsidiaries from that set forth in the Preliminary Offering Memorandum and no dividend or distribution of any kind shall have been declared, paid or made by either Astor Party on any class of its capital stock,(iii) neither any Astor Party nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material, individually or in the aggregate, to the Astor Parties and their subsidiaries, taken as a whole, other than those reflected in the Preliminary Offering Memorandum and (iv) on the Closing Date the Initial Purchasers shall have received a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section.

         (d) No action shall have been taken and no statute, rule or regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of the Closing Date prevent the issuance of the Notes. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent or interfere with the issuance of the Notes. On the Closing Date, no action, suit or proceeding shall be pending against or affecting or, to the best knowledge of either Astor Party or any of its subsidiaries, threatened against, either Astor Party or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official, except as disclosed in the Final Offering Memorandum and except for such actions, suits or proceedings that if adversely determined would not, either individually or in the aggregate, have a material adverse effect on the issuance or marketability of the Notes or would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole, or would not in any manner draw into question the validity of any Operative Document.

         (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Gibson, Dunn & Crutcher, counsel for the Company, substantially to the effect that:

         (i) Each of the Astor Parties and ABI Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum. ABI 1 is a corporation duly domesticated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum. Each of the Astor Parties, ABI Corporation and ABI 1 is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions identified to such counsel by the Company in an officers' certificate as being jurisdictions in which the nature of the property owned or leased by such person or the nature of the business transacted by such person makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Astor Parties and their subsidiaries, taken as a whole (a "Material Adverse Effect").

         (ii) Each Astor Party has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Operative Documents.

         (iii) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (iv) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor and is a valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (v) This Agreement has been duly authorized, executed and delivered by each Astor Party.

         (vi) The Merger Agreement has been duly authorized, executed and delivered by the Company.

         (vii) The Notes and the Guarantees endorsed thereon have been duly authorized and executed by the Company and the Guarantor, respectively. When the Notes are authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Notes and the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms,.

         (viii) The New Notes and the Guarantees to be endorsed thereon have been duly authorized by the Company and the Guarantor, respectively. When the New Notes are duly executed and delivered and authenticated in accordance with the terms of the Indenture, the Guarantees endorsed on the New Notes have been duly executed and delivered by the Guarantor and the New Notes have been exchanged for the Notes in the manner contemplated by the Registration Rights Agreement and the Indenture, the New Notes and the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms.

         (ix) The Indenture, the Registration Rights Agreement, the Notes and the Guarantee conform in all material respects to the descriptions thereof contained in the Final Offering Memorandum.

         (x) The Initial Purchasers may rely on the opinion of such counsel delivered to the lenders under the Senior Bank Facility as if such opinion were addressed to them.

         (xi) The statements (other than financial, statistical and accounting data) under the captions "Executive Compensation - Management Compensation and Employment Agreements", "- 1995 Stock Incentive Plan of Parent", "- 1997 Incentive Bonus Program", "- 1997 Management Bonus Program", "- Retirement Savings Plans", "- Indemnification of Directors and Officers", "Acquisition of ADCO", "Certain Transactions", "Senior Bank Facility," the summary of the key elements of the Reorganization Plan under "Prior Reorganization", "Business - Legal Proceedings", "Description of Notes", "Plan of Distribution", "ERISA Considerations" and "Notice to Investors" in the Final Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings in order to make the statements therein not materially misleading.

         (xii) Assuming the accuracy of the representations and warranties of the Company contained in paragraphs (kk) and (ll) of Section 5 hereof and of the Initial Purchasers contained in Section 4 hereof and assuming compliance with the representations and covenants of the Company contained in Section 3 hereof and with the representations and covenants referred to under the captions "Plan of Distribution" and "Notice to Investors" in the Final Offering Memorandum, the issuance and sale of the Notes to the Initial Purchasers and the initial offering, resale and delivery of the Notes by the Initial Purchasers, in each case in the manner contemplated in the Final Offering Memorandum and this Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended, provided that no opinion need be expressed as to any subsequent resales of the Notes.

         (xiii) (i) The shares of issued and outstanding capital stock of ABI Corporation have been duly authorized and validly issued and are fully paid and non-assessable and owned of record and, to the knowledge of such counsel, beneficially by ABI 1, to the knowledge of such counsel, free and clear of any lien, security interest, encumbrance or similar arrangement, except the lien of the UBS Credit Facility immediately prior to its termination on the Closing Date and the lien of the Senior Bank Facility upon execution and delivery thereof. (ii) The shares of issued and outstanding common stock of ABI 1 have been duly authorized and validly issued and are fully paid and non-assessable and owned of record and, to the knowledge of such counsel, beneficially by the Company (except for one share owned by Richard K. Roeder), to the knowledge of such counsel, free and clear of any lien, security interest, encumbrance or similar arrangement, except the lien of the UBS Credit Facility immediately prior to its termination on the Closing Date and the lien of the Senior Bank Facility upon execution and delivery thereof. (iii) The shares of issued and outstanding voting preferred stock of ABI 1 have been duly authorized and validly issued and are fully paid and non-assessable and owned of record and, to the knowledge of such counsel, beneficially by the Guarantor, to the knowledge of such counsel, free and clear of any lien, security interest, encumbrance or similar arrangement, except the lien of the UBS Credit Facility immediately prior to its termination on the Closing Date and the lien of the Senior Bank Facility upon execution and delivery thereof.

         (xiv) Neither Astor Party is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (xv) To the knowledge of such counsel, no authorization, approval, consent or order of, or filing with, any court or governmental body or agency of the United States or the States of New York or Delaware is required for the issuance and sale of the Notes pursuant hereto, except
    (i) such as have been
    obtained or completed and (ii) such authorizations, approvals, consents, orders or filings as may be required under state securities or Blue Sky laws or regulations.

         (xvi) The execution and delivery of the Operative Documents, the issuance, sale and delivery of the Notes and the performance by the Astor Parties of their respective obligations under the Operative Documents will not (i) result in a breach or violation of the Certificate of Incorporation or Bylaws of the Company or the Guarantor, as applicable, (ii) to the knowledge of such counsel, constitute a default under any statute, rule or regulation which default would have a Material Adverse Effect or would have an adverse effect on the Company's or the Guarantor's ability to duly and timely perform their obligations under the Operative Documents, (iii) constitute a default under any order, judgment or decree identified to such counsel by the Company in an officers' certificate of any federal or state government to which either Astor Party or ABI Corporation or ABI 1 is bound or to which any of their properties is subject or (iv) constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel by the Company in an officers' certificate as being a material instrument to which either Astor
    Party is a party or by which     either Astor Party is bound or to which
    any of their properties is subject.

         (xvii) To the knowledge of such counsel without search of court or agency records, there is no action, suit or proceeding before any court or governmental agency, domestic or foreign, now pending or threatened to which either Astor Party, ABI Corporation or ABI 1 is or may be a party or to which the business or property of either Astor Party, ABI Corporation or ABI 1 is subject, or any contract or other document that would be required to be described in the Final Offering Memorandum if the Final Offering Memorandum were a registration statement on Form S-1 under the Securities Act that is not so described in the Final Offering Memorandum.

         (xviii)   To the knowledge of such counsel, no holder of any security of either Astor Party has any right to require the Company or the Guarantor, as applicable, to register such security under the Securities Act other than rights pursuant to the Registration Rights Agreement and that certain Stockholders Agreement dated as of June 27, 1995 among Astor Holdings, Inc. and certain of its stockholders, optionholders and warrantholders.

In addition, such counsel shall advise that, in the course of the preparation by the Company of the Offering Memorandum, such counsel have participated in conferences and discussions with officers and other representatives of the Company and others at which the contents of the Final Offering Memorandum were discussed. Although such counsel have not independently verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements and information included in the Final Offering Memorandum, no facts have come to such counsel's attention which cause such counsel to believe that the Final Offering Memorandum (except for any financial statements and notes and schedules thereto, pro forma financial information or other financial, statistical or accounting data contained or incorporated by reference therein, as to all of which such counsel make no comment), as of the date thereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         (f) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel of the Initial Purchasers) dated the Closing Date, of Allen & Overy, special U.K. counsel to the Company, substantially to the effect that:

         (i) Each of ABI 1, ABI 2 and Astor Stag Limited ("Astor Stag" and, collectively, the "U.K. Subsidiaries") is a company duly incorporated under the laws of England and, in reliance on the searches of such counsel specified in their opinion, not in liquidation. Each U.K. Subsidiary has the power to carry out the objects set out in its memorandum (a copy of which is attached to such opinion).

         (ii) The share register of ABI 1, ABI 2 and Astor Stag show that: (A) the Company, the Guarantor and Richard K. Roeder are the registered owners of all the shares of ABI 1, (B) ABI 1 and Richard K. Roeder are the registered owners of all the shares of ABI 2, and (C) ABI 2 is the registered owner of all the shares of Astor Stag. The share registers do not show beneficial ownership of those shares. There are not fixed or floating charges shown over such shares on such counsel's search of ABI 1's or ABI 2's mortgage register at the Companies Registry (other than a fixed and floating charged dated 16th June in favor of Union Bank of Switzerland), but that search would not necessarily show a fixed charge as fixed charges over shares are not generally registerable in England and Wales.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and the U.K. Subsidiaries and public officials.

         (g) The Initial Purchasers shall have received on the Closing Date a copy of the opinion delivered to the Trustee pursuant to Section 14.4 of the Indenture and an appropriate letter entitling the Initial Purchasers to rely on such opinion.

         (h) The Initial Purchasers shall have received on the Closing Date a copy of the opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for ADCO, and delivered to the Company pursuant to the Merger Agreement and an appropriate letter of such counsel entitling the Initial Purchasers to rely on such portion of such opinion as the Initial Purchasers shall request.

         (i) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and to Davis Polk & Wardwell, counsel for the Initial Purchasers, and the Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell in form and substance reasonably satisfactory to the Initial Purchasers.

         (j) At the time this Agreement is executed and delivered by the Astor Parties and on the Closing Date, the Initial Purchasers shall have received letters, substantially in the form previously approved by the Initial Purchasers, from Ernst & Young LLP and KPMG, independent public accountants, with respect to the financial statements and certain financial information contained in each Offering Memorandum.

         (k) The Initial Purchasers shall have received on or before the Closing Date a copy of a letter from each of Standard & Poor's Ratings Group and Moody's Investors Services assigning to the Notes ratings of B- and B3, respectively. Such ratings shall have been confirmed on the Closing Date by the applicable rating agency and neither of such rating agencies shall have announced that it has its rating of the Notes under surveillance or review.

         (l)  The Notes shall be eligible for trading in the PORTAL market.

         (m) Counsel for the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (n) Each Operative Document shall have been executed and delivered by each party thereto and a true and complete copy of each thereof shall have been delivered to the Initial Purchasers.

         (o) No Astor Party shall have failed at or prior to the Closing Date to perform or comply with any of the agreements contained in any Operative Document and required to be performed or complied with by such Astor Party at or prior to the Closing Date.

         (p) The Merger Agreement shall be in full force and effect on the Closing Date, and the Merger shall have become effective as of the Closing Date. No waiver, amendment or modification of any provision of the Merger Agreement shall have occurred other than any waiver, amendment or modification which in the Initial Purchasers' judgment does not make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum.

         (q) The Senior Bank Facility shall be in full force and effect on the Closing Date, and prior to or contemporaneously with the Closing Date, each of the actions contemplated or required to occur and each of the conditions contemplated or required to be satisfied on or prior to the closing of the Senior Bank Facility, shall have occurred or been satisfied and no waiver, amendment or modification of any provision of the Senior Bank Facility shall have occurred, other than any such action or condition or any such waiver, amendment or modification which in the Initial Purchasers' judgment does not make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum; and the Company shall have received the proceeds of the borrowings under the Senior Bank Facility prior to or simultaneously with the closing hereunder in the manner described in the Final Offering Memorandum.

         All opinions, certificates, letters and other documents required by this Section to be delivered by any Astor Party will be in compliance with the provisions thereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

         8. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by notice to the Company if any of the following has occurred:(i) any Astor Party shall have failed, refused or been unable to perform in any material respect any agreement on its part then to be performed under any Operative Document,(ii) since the respective dates as of which information is given in either Offering Memorandum, any adverse change in the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties or their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the Initial Purchasers' judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum,(iii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and would, in the Initial Purchasers' judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Final Offering Memorandum,(iv) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or national market system,(v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the condition (financial or otherwise), earnings, business, operations or prospects of the Astor Parties and their subsidiaries, taken as a whole,(vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

         Notwithstanding any termination of this Agreement, the Astor Parties shall be liable for all expenses which it has agreed to pay pursuant to Section 3 hereof. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 3 hereof.

         9. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to any Astor Party, to 8251 Six Forks Road, Raleigh, North Carolina 27615, Attention: David E. Hawkins, Chief Administrative Officer, (b) if to the Initial Purchasers, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Patrick Fallon, High Yield Group, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Astor Parties, and their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by the Initial Purchasers or on the Initial Purchasers behalf or by or on behalf of either Astor Party or its subsidiaries, their respective officers or directors or any controlling person of either Astor Party or its subsidiaries,(ii) acceptance of and payment for the Notes hereunder or (iii) termination of this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Astor Parties, the Initial Purchasers, any directors and officers or controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Astor Parties and the Initial Purchasers.


                                                 Very truly yours,

                                                 ASTOR CORPORATION

                                                 By: /s/ David E. Hawkins
                                                     ---------------------------
                                                   Name:
                                                   Title:

                                                 ASTOR HOLDINGS II, INC.

                                                 By: /s/ David E. Hawkins
                                                     ---------------------------
                                                   Name:
                                                   Title:

Accepted and agreed to as of
the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
Acting severally on behalf of
themselves and the several
Initial Purchasers named in
Schedule I hereto.

By: /s/ Patrick J. Fallon
   --------------------------------
 Name:
 Title:

CHASE SECURITIES INC.
Acting severally on behalf of
themselves and the several
Initial Purchasers named in
Schedule I hereto.

By: /s/ Christopher M. Linnemon
   --------------------------------
 Name:
 Title:

                                      SCHEDULE I


                                                      Principal Amount of Notes
              Initial Purchasers                           to be Purchased
              ------------------                      -------------------------

         Donaldson, Lufkin & Jenrette
           Securities Corporation                           $ 68,200,000

         Chase Securities Inc.                                41,800,000
                                                              -----------
                                              Total         $110,000,000